UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012 (March 26, 2012)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01.     Entry into a Material Definitive Agreement.

Cooperative Research and Development Agreement.

On March 27, 2012, NewLink Genetics Corporation (the “Company”) entered into a Cooperative Research and Development Agreement (the “Agreement”), with the National Cancer Institute (“NCI”). The Agreement provides for certain development efforts by the Company and NCI with respect to the Company's 1-methyl-D-tryptophan product candidate (“D-1MT). These development efforts were previously conducted under a letter of intent dated May 7, 2007 (the “Effective Date”) for a Cooperative Research and Development Agreement between the Company and NCI (the “LOI”) and have consisted to date primarily of preclinical and Phase 1 clinical development of D-1MT.  The Agreement replaces the LOI and its terms and governs the parties' development activities from and after the Effective Date of the LOI.

Under the Agreement, the Company has the right to use any clinical data generated during the parties' activities under the Agreement or the LOI for obtaining regulatory approval and the right to reference and to use any investigational new drug (“IND”) applications filed by NCI pursuant to the Agreement or the LOI in connection with clinical trials of D-1MT by the Company or its licensees.

Under the Agreement, the Company retains ownership of any inventions and other technology developed solely by its employees and contractors and NCI retains ownership of any inventions and other technology developed solely by its employees and contractors (“NCI Inventions”). Any inventions and technology developed by employees or contractors of both parties (“Joint Inventions”) would be jointly owned by the Company and NCI. Under the Agreement the Company is granted an option on certain terms and conditions to enter into a royalty-bearing exclusive license with NCI for NCI Inventions and Joint Inventions, if any.

The Agreement requires that the Company provide to NCI specified funding upon achievement of certain milestones in an aggregate amount up to approximately $500,000. In addition, the Company must make an initial payment to NCI and pay certain annual fees to NCI under the Agreement. The Company is also required under the Agreement to supply D-1MT to NCI for certain approved activities under the Agreement.

The foregoing summary is qualified in its entirety by reference to the Agreement, which will be attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Agreement. The omitted material will be included in the request for confidential treatment.

Settlement Agreement

On March 26, 2012, the Company entered into a Settlement Agreement (the “IEDA Agreement”) with the Iowa Economic Development Authority (“IEDA”), as successor in interest to the Iowa Department of Economic Development (“IDED”). Under the terms of the IEDA Agreement, the forgivable loan agreement between the Company and IEDA (as successor to IDED) was terminated and the Company was thereby released from the forgivable loan agreement's job creation, project expenditure, royalty and other requirements in exchange for agreeing to pay a royalty of 0.50% on all gross revenues of any products that the Company brings to market, with a cumulative maximum royalty obligation due of $6.8 million. Additionally, under the IEDA Agreement, the IEDA released its security interest in the Company's assets. The Company is obligated to maintain its business in the State of Iowa until the royalty obligation under the IEDA Agreement is satisfied.

The foregoing description is qualified in its entirety by reference to the IEDA Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Executive Officer Compensation and Equity Awards

On March 26, 2012, the Company's Board of Directors (the “Board”), (a) approved 2012 target bonus awards for the Company's “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), and (b) reviewed and approved the 2012 corporate and individual performance objectives to be evaluated by the Compensation Committee in connection with the determination of 2012 bonus awards for the named executive officers.  The 2012 target bonus awards for the named executive officers are set forth on Exhibit 10.2 attached hereto and incorporated herein by reference.

The 2012 corporate goals for the year include meeting specific targets for patient enrollment in the Company's HyperAcute Pancreas Phase III clinical trial, meeting a specific target for initiating additional Phase 2 clinical trials and achieving corporate financial performance goals with respect to expenses. For Dr. Charles Link and Dr. Nicholas Vahanian, the individual performance goals include one or more of the corporate goals. The individual performance goals for each officer include separate individual performance goals not included in the corporate goals. Each officer's 2012 bonus will be determined by multiplying a weighted average percentage of corporate goals achieved by the Company by the weighted average percentage of individual performance goals achieved by the officer.

Dr. Charles Link's individual performance goals for 2012 include the corporate goals pertaining to patient enrollment in the Company's HyperAcute Pancreas Phase III clinical trial and initiating additional Phase 2 clinical trials as well as separate individual goals relating to modifications to the Company's loan agreements with a specified party and specific targets for presentations at relevant conferences. Dr. Vahanian's individual performance goals for 2012 include the corporate goals pertaining to patient enrollment in the Company's HyperAcute Pancreas Phase III clinical trial and initiating additional Phase 2 clinical trials and separate individual goals relating to specific achievements in the Company's manufacturing process for certain product candidates, progress toward additional regulatory designations for a specific product candidate and publication of a specific target number of scientific manuscripts on designated topics. Mr. Gordon Link's individual performance goals for 2012 include individual goals with respect to the Company's financing activities, target Company product sales in specified circumstances, development of the Company's stockholder base and specific targets with respect to SEC reporting. Mr. Lynn's individual performance goals for 2012 include progress towards strategic third-party partnerships, and participation in Company administration and in designated corporate processes relating to marketing and corporate disclosure. Dr. Ramsey's performance goals for 2012 include completion of validation assays for a specific product candidate, completion of major requirements with respect to specified regulatory filings, submission of a new investigational new drug application for a potential Company product candidate and accomplishment of specified actions with respect to the regulatory process for a potential Company product candidate.

Section 9 - Financial Statements and Exhibits

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Settlement Agreement with the Iowa Economic Development Authority
10.2	2012 Target Bonus Awards

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    March 28, 2011

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Settlement Agreement with the Iowa Economic Development Authority
10.2	2012 Target Bonus Awards

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